UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 2008

                                 Bluefly, Inc.
                                 -------------
             (Exact name of registrant as specified in its charter)

Delaware                       001-14498                  13-3612110
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

42 West 39th Street, New York, New York                   10018
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(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000
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       ___________________________________________________________________
         (Former name or former address, if changed since last report.)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                Section 1 - Registrant's Business and Operations
             Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2008, the Company entered into a lease with 42-52 West 39th Street LLC pursuant to which it agreed to lease approximately 9,585 square feet of office space that it currently occupies for an additional term of June 1, 2008 through May 31, 2012. The annual rent for such office space if $306,720, subject to annual increases of 3.5% per year.

           Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
                       Appointment of Principal Officers.

On February 10, 2008, Anthony Plesner accepted appointment to the Company's Board of Directors. Mr. Plesner will also serve on the Audit Committee of the Company's Board of Directors, and will be Chairman of that Committee.

                 Section 9 - Financial Statements and Exhibits
                 Item 9.01.  Financial Statements and Exhibits
(c)  Exhibits

None.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BLUEFLY, INC.
                                                    (Registrant)

Date:  February 12, 2008                            By:/s/ Barry Erdos
                                                       -------------------------
                                                    Name:  Barry Erdos
                                                    Title: President and Chief
                                                           Operating Officer